CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-139334 on Form N-4 of our report dated April 15, 2024, relating to the financial statements and financial highlights of each of the Sub-accounts of EAIC Variable Contract Account A of Empower Annuity Insurance Company appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 24, 2024

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333-139334 on Form N-4 of our report dated April 4, 2024, relating to the statutory-basis financial statements of Empower Annuity Insurance Company. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 24, 2024